UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2012
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective April 1, 2012, Tesoro Corporation ("Tesoro") entered into a transaction (the "Contribution") among Tesoro Logistics LP (the "Partnership" or "TLLP"), Tesoro Logistics GP LLC (the "General Partner"), Tesoro Refining and Marketing Company ("TRMC") and Tesoro Logistics Operations, LLC (the "Operating Company") to contribute from TRMC through the General Partner and the Partnership to the Operating Company the Martinez Crude Oil Marine Terminal and associated pipelines (the "Terminal") in Martinez, California. The Contribution was made in exchange for consideration from the Partnership to the General Partner of $75.0 million, comprised of $67.5 million in cash financed with borrowings under the Partnership's revolving credit facility and the issuance of equity with a combined fair value of $7.5 million. The equity is comprised of 4,212 general partner units to maintain the General Partner's 2% general partner interest in the Partnership and 206,362 common units representing an approximate 1% limited partner interest in the Partnership.

The Terminal contributed is near Tesoro's Martinez, California refinery (the "Refinery") and is located on the Carquinez Straight of San Francisco Bay near the Sacramento River. The Terminal consists of a single-berth dock (the "Wharf Assets and Related Leasehold Improvements"), five crude oil storage tanks with a combined capacity of 425,000 shell barrels and related pipelines that receive crude oil from third-party vessels for delivery to the Refinery and a third-party terminal. Total throughput capacity for the terminal is estimated to be approximately 145,000 barrels per day ("bpd").

Waterborne crude oil can be received at the proprietary wharf for delivery to the Refinery. The Terminal can receive ships of up to 188,500 dead weight tons.

There are five hydrocarbon tanks, with a total shell capacity in excess of 425,000 barrels, and two firewater tanks, with 48,000 barrels of total shell capacity. The tanks have an average age of 72 years with an average estimated 13 years until the next scheduled maintenance turnaround and internal inspection. The facility was recommissioned in 2001. The estimated remaining useful life of all assets contributed ranges from five to 27 years.

The pipelines associated with the Terminal include three crude oil pipelines, one products pipeline and one water pipeline that connect the Terminal to the Refinery and an adjacent third-party terminal.

The Wharf Assets and Related Leasehold Improvements are situated on an offshore parcel of land that is currently being leased by Tesoro from the California State Lands Commission under a term lease (the "Wharf Lease"). The Wharf Lease and the Related Leasehold Improvements and the pipelines will not be transferred to the Partnership until the Wharf Lease is renewed and extended and the transfer is approved by the California State Lands Commission. Fee title to the 70 acre onshore parcel where the tanks are located was conveyed to the Operating Company effective April 1, 2012. The Partnership will manage the operation of all of the assets and receive fees for services commencing April 1, 2012.

The Partnership will reimburse Tesoro and its subsidiaries for the provision of field-level employees supporting the Terminal under the terms of the Amended and Restated Operational Services Agreement.

On April 2, 2012, Tesoro issued a press release announcing the contribution of the Terminal to the Partnership which is attached hereto as Exhibit 99.1 and incorporated by reference.

In connection with the Contribution, Tesoro entered into the following material definitive agreements:

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Omnibus Agreement

Effective April 1, 2012, in connection with the Contribution, Tesoro entered into an Amended and Restated Omnibus Agreement (the "Amended Omnibus Agreement") among the Partnership, the General Partner, TRMC, Tesoro Alaska Company ("Tesoro Alaska") and Tesoro Companies, Inc. ("TCI") that amends and restates the original agreement those parties entered into at the time of the Partnership's initial public offering. The Amended Omnibus Agreement added the following matters to the original agreement:

•
the application of the terms of the Amended Omnibus Agreement to additional contributions from Tesoro and its affiliates to the Partnership and its affiliates, including the assets in the Contribution;

•
the increase in the annual deductible from $0.25 million to $0.4 million related to the obligations of the applicable Tesoro affiliate that contributed assets to indemnify the Partnership for certain claims, losses and expenses the Partnership incurs attributable to, among other matters, certain environmental, title, tax and other liabilities relating to those assets contributed to the Partnership;

•
clarified that the Partnership is not required to reimburse Tesoro and its subsidiaries for the cost of their employees with respect to general and administrative services provided by those employees pursuant to the Amended Omnibus Agreement; and

•
added a requirement that the Partnership reimburse Tesoro and its subsidiaries for any severance obligations to the President of the General Partner or the Vice President, Logistics of the General Partner in the event of a change of control, as defined in the applicable management stability agreement, but no other severance costs.

So long as Tesoro controls the General Partner, the Amended Omnibus Agreement will remain in full force and effect unless mutually terminated by the parties. If Tesoro ceases to control the General Partner, either party may terminate the Amended Omnibus Agreement, provided that the indemnification obligations of the parties made under the Omnibus Agreement will remain in full force and effect in accordance with their terms.

The foregoing description is not complete and is qualified in its entirety by reference to the Amended Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amorco Marine Terminal Use and Throughput Agreement

Effective April 1, 2012, in connection with the Contribution, TRMC entered into a 10-year use and throughput agreement (the "Amorco Marine Terminal Use and Throughput Agreement") with the Operating Company under which the pipelines and tanks at the Terminal will be dedicated and used exclusively for the throughput and storage of TRMC's crude oil and refined products. Under the agreement, TRMC is obligated to transport an average of at least 65,000 bpd of crude oil per month at a throughput and tankage fee of $0.55 per barrel. An excess volume throughput fee of $0.10 per barrel will be charged for volumes in excess of 70,000 bpd. In addition, TRMC will pay a $30,000 per month fee for unlimited use of the refined products pipeline at the Terminal. The fees under the agreement are indexed for inflation and the agreement gives TRMC the option to renew for two five-year terms.

If TRMC fails to transport aggregate volumes equal to its minimum throughput commitment during any calendar month, TRMC will owe the Operating Company a shortfall payment equal to the volume of the shortfall multiplied by the throughput and tankage fee. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for the transportation of volumes in excess of its minimum throughput commitment during any of the succeeding three months.

Prior to the assignment of the Wharf Lease and Related Leasehold Improvements to the Operating Company, the Operating Company will manage operation of these assets and reimburse TRMC for its ongoing lease expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the Amorco Marine Terminal Use and Throughput Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Each of the Partnership, the General Partner, TRMC, Tesoro Alaska, TCI and the Operating Company is a direct or indirect subsidiary of Tesoro. As a result, certain individuals, including officers and directors of Tesoro and the General Partner, serve as officers and/or directors of more than one of such other entities. After the Contribution, the General Partner, as the general partner of the Partnership, holds 626,861 general partner units of the Partnership, which represents a 2% general partner interest, and 206,362 common units of the Partnership, which represents an approximate 1% limited partner interest in the Partnership. Tesoro, together with TRMC, Tesoro Alaska and the General Partner, holds 511,252 common units and 15,254,890 subordinated units of the Partnership, which represent a 50% limited partner interest, in addition to the 2% general partner interest in the Partnership discussed above.

In addition, some of the lenders under our Amended Credit Agreement (as defined below) and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Tesoro and its subsidiaries or the Partnership or its subsidiaries.

Amendment No. 1 and Joinder to Credit Agreement

In addition to the agreements entered into in connection with the Contribution, the Partnership entered into the following material agreement:

On March 30, 2012, the Partnership entered into an Amendment No. 1 and Joinder (the "First Amendment") to its senior secured revolving credit agreement (the "Credit Agreement") dated April 26, 2011, with Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders. Concurrently with the execution of the First Amendment, and pursuant to the terms of the Credit Agreement, the Partnership exercised its option to increase the size of the loan commitments under the Credit Agreement to an aggregate of $300 million.

The First Amendment provides for certain amendments to the Credit Agreement relating to the Contribution, modified certain definitions and permits the Partnership to request that the loan commitments under the Credit Agreement be increased up to an aggregate of $450 million, subject to receiving increased commitments from the lenders. The Credit Agreement, as amended by the First Amendment, is guaranteed by all of the Partnership's subsidiaries and secured by substantially all of the assets of the Partnership and its subsidiaries. The Credit Agreement, as amended by the First Amendment, is scheduled to mature on April 25, 2014.

The foregoing description is not complete and is qualified in its entirety by reference to the full First Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Martinez Crude Oil Marine Terminal Transaction

Effective April 1, 2012, the Tesoro completed the Contribution, as described in Item 1.01 of this report which is incorporated in this Item 2.01 by reference.

Contribution, Conveyance and Assumption Agreement

Effective April 1, 2012, in connection with the Contribution, Tesoro entered into a Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement") among the Partnership, the General Partner, the Operating Company and TRMC. In connection with the Contribution, the following transactions, among others, occurred pursuant to the Contribution Agreement:

•
TRMC contributed to the General Partner, as a capital contribution, its interest in the Terminal assets other than the Wharf Lease and Related Leasehold Improvements owned and leased by TRMC and its affiliates in exchange for a 51% membership interest in the General Partner;

•
the General Partner contributed to the Partnership, as a capital contribution, its interest in the Terminal assets in exchange for (a) $67.5 million in cash, (b) 4,212 general partner units in the Partnership, to maintain the General Partner's 2% general partner interest in the Partnership, and (c) 206,362 common units representing an approximate 1% limited partner interest in the Partnership; and

•	the Partnership contributed to the Operating Company, as a capital contribution, its interest in the Terminal assets.

These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. The Wharf Lease and the Related Leasehold Improvements will be transferred to the Partnership when the Wharf Lease is renewed and extended and the transfer approved by the California State Lands Commission.

The Operating Company has the option to rescind the Contribution if the California State Lands Commission has issued a final determination, after the exhaustion of all possible administrative appeals within the applicable agency, (i) to refuse to extend and renew the Wharf Lease to allow the Operating Company to operate the Wharf for the initial 10-year term of the Amorco Marine Terminal Use and Throughput Agreement, (ii) to refuse to approve the assignment of the Wharf Lease to the Operating Company at the time of the extension of the Wharf Lease (or earlier if the Operating Company requests an assignment pursuant to the terms of the Contribution Agreement, or (iii) to impose conditions upon an extension and renewal or an assignment of the Wharf Lease that are unacceptable to the Operating Company and not consistent with the current terms thereof (other than increased rent, in accordance with current standards). If rescinded, the consideration previously paid will be reimbursed, the assets shall be assigned back to TRMC and the agreements entered into with respect to the Contribution shall be terminated.
In addition, at least 30 days prior to any expiration or termination of the Amorco Marine Terminal Use and Throughput Agreement (except for a termination based on cessation of Refinery operations (as defined in the Amorco Marine Terminal Use and Throughput Agreement)), TRMC may deliver written notice to the Operating Company of its intent to repurchase all of the contributed assets. Such purchase shall be at the fair market value of such assets.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the First Amendment described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the First Amendment is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Contribution, Conveyance and Assumption Agreement, effective April 1, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations, LLC, Tesoro Corporation and Tesoro Refining and Marketing Company.

10.2
Amended and Restated Omnibus Agreement, effective April 1, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

10.3	Amorco Marine Terminal Use and Throughput Agreement, effective April 1, 2012, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations, LLC.
10.4
Amendment No. 1 and Joinder to Credit Agreement, dated as of March 30, 2012, among Tesoro Logistics LP, certain subsidiaries of Tesoro Logistics LP party thereto, Bank of America, N.A., as administrative agent and L/C Issuer, and the lenders party thereto.

99.1	Press release issued on April 2, 2012, announcing the contribution of the Martinez Crude Oil Marine Terminal to Tesoro Logistics LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
10.1
Contribution, Conveyance and Assumption Agreement, effective April 1, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining and Marketing Company.

10.2
Amended and Restated Omnibus Agreement, effective April 1, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP, and Tesoro Logistics GP, LLC.

10.3	Amorco Marine Terminal Use and Throughput Agreement, effective April 1, 2012, between Tesoro Refining and Marketing Company and Tesoro Logistics Operations, LLC.
10.4
Amendment No. 1 and Joinder to Credit Agreement, dated as of March 30, 2012, among Tesoro Logistics LP, certain subsidiaries of Tesoro Logistics LP party thereto, Bank of America, N.A., as administrative agent and L/C Issuer, and the lenders party thereto.

99.1	Press release issued on April 2, 2012, announcing the contribution of the Martinez Crude Oil Marine Terminal to Tesoro Logistics LP.